Exhibit 4.4
REGISTRATION RIGHTS AGREEMENT
     This REGISTRATION RIGHTS AGREEMENT, dated March 26, 2010 (the “Agreement”), is entered into by and among Nationstar Mortgage LLC, a Delaware limited liability company (“Nationstar”), Nationstar Capital Corporation, a Delaware corporation (“Nationstar Corp.” and, together with Nationstar, the “Companies”), the guarantors listed in Schedule 1 hereto (the “Guarantors”) and the several initial purchasers listed in Schedule 2 hereto (the “Initial Purchasers”) for whom Barclays Capital Inc., Banc of America Securities LLC, Deutsche Bank Securities Inc. and RBS Securities Inc. are acting as Representatives (collectively, the “Representatives”).
     The Companies, the Guarantors and the Initial Purchasers are parties to the Purchase Agreement dated March 23, 2010 (the “Purchase Agreement”), which provides for the sale by the Companies to the Initial Purchasers of $250,000,000 aggregate principal amount of 10.875% Senior Notes due 2015 of the Companies (the “Securities”), which will be guaranteed on an unsecured senior basis by each of the Guarantors. As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Companies and the Guarantors have agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.
     In consideration of the foregoing, the parties hereto agree as follows:
     1. Definitions. As used in this Agreement, the following terms shall have the following meanings:
     “Additional Interest” shall mean, in the event the Exchange Offer is not consummated and the Shelf Registration Statement is not effective, the increase in the interest rate on the notes pursuant to Section 2(d).
     “Additional Guarantor” shall mean any subsidiary of the Companies that executes a Subsidiary Guarantee under the Indenture after the date of this Agreement.
     “Agreement” shall have the meaning set forth in the preamble.
     “Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.
     “Companies” shall have the meaning set forth in the preamble and shall also include any successor entities.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
     “Exchange Dates” shall have the meaning set forth in Section 2(a)(ii) hereof.
     “Exchange Offer” shall mean the exchange offer by the Companies and the Guarantors of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.
     “Exchange Offer Completion Date” shall have the meaning set forth in Section 2(a)(iv) hereof.
     “Exchange Offer Filing Deadline” shall have the meaning set forth in Section 2(a)(i) hereof.

     “Exchange Offer Registration” shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.
     “Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.
     “Exchange Securities” shall mean notes issued by the Companies and guaranteed by the Guarantors under the Indenture containing terms identical to the Securities (except that the Exchange Securities will not be subject to restrictions on transfer or to any increase in Additional Interest for failure to comply with this Agreement) and to be offered to Holders of Securities in exchange for Securities pursuant to the Exchange Offer.
     “FINRA” shall mean the Financial Industry Regulatory Authority.
     “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Securities Act.
     “Guarantors” shall have the meaning set forth in the preamble and shall also include any Guarantor’s successors and any Additional Guarantors.
     “Holder” shall mean each Initial Purchaser, for so long as it owns any Registrable Securities, and each of the Initial Purchasers’ successors, assigns and direct and indirect transferees who becomes an owner of Registrable Securities under the Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term “Holders” shall include Participating Broker-Dealers.
     “Indemnified Person” shall have the meaning set forth in Section 5(c) hereof.
     “Indemnifying Person” shall have the meaning set forth in Section 5(c) hereof.
     “Indenture” shall mean the indenture relating to the Securities, dated as of March 26, 2010, among the Companies, the Guarantors and Wells Fargo Bank, National Association, as trustee, and as the same may be amended from time to time in accordance with the terms thereof.
     “Initial Purchasers” shall have the meaning set forth in the preamble.
     “Inspector” shall have the meaning set forth in Section 3(a)(xiii) hereof.
     “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 under the Securities Act.
     “Nationstar” shall have the meaning set forth in the preamble and shall also include any successor entity.
     “Nationstar Corp.” shall have the meaning set forth in the preamble and shall also include any successor entity.
     “Participating Broker-Dealers” shall have the meaning set forth in Section 4(a) hereof.

     “Permitted Free Writing Prospectus” shall have the meaning set forth in Section 6(k) hereof.
     “Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.
     “Prospectus” shall mean the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.
     “Purchase Agreement” shall have the meaning set forth in the preamble.
     “Registrable Securities” shall mean the Securities; provided that such Securities shall cease to be Registrable Securities (i) when such Securities cease to be outstanding, or (ii) when a Registration Statement with respect to such Securities has become effective under the Securities Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement.
     “Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Companies and the Guarantors with this Agreement, including without limitation: (i) all SEC, stock exchange or FINRA registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters or Holders in connection with blue sky qualification of any Exchange Securities or Registrable Securities), (iii) all expenses of the Companies and the Guarantors in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the reasonable fees and disbursements of the Trustee and its counsel, (vii) the reasonable fees and disbursements of counsel for the Companies and the Guarantors and, in the case of a Shelf Registration Statement, the reasonable fees and disbursements of one counsel for the Holders (which counsel shall initially be Skadden, Arps, Slate, Meagher & Flom LLP, subject to replacement upon action by a majority of Holders) and (viii) the fees and disbursements of the independent public accountants of the Companies and the Guarantors, including the expenses of any special audits or “comfort” letters required by or incident to the performance of and compliance with this Agreement, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder. Notwithstanding the foregoing, the Holders shall pay all agency fees and commissions and underwriting discounts and commissions and the fees and disbursements of any counsel or other advisors or experts retained by such Holders (severally or jointly), other than fees, expenses and disbursements set forth in clause (ii) above and the fees, expenses and disbursements of one counsel specifically referred to above.
     “Registration Statement” shall mean any registration statement of the Companies and the Guarantors that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

     “SEC” shall mean the United States Securities and Exchange Commission.
     “Securities” shall have the meaning set forth in the preamble.
     “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.
     “Shelf Additional Interest Date” shall have the meaning set forth in Section 2(d) hereof.
     “Shelf Effectiveness Period” shall have the meaning set forth in Section 2(b) hereof.
     “Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.
     “Shelf Registration Statement” shall mean a “shelf” registration statement of the Companies and the Guarantors filed under the Securities Act providing for the registration on a continuous or delayed basis of the Registrable Securities pursuant to Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.
     “Shelf Request” shall have the meaning set forth in Section 2(b) hereof.
     “Subsidiary Guarantees” shall mean the guarantees of the Securities and Exchange Securities by the Guarantors under the Indenture.
     “Staff” shall mean the staff of the SEC.
     “Target Registration Date” shall have the meaning set forth in Section 2(d) hereof.
     “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended from time to time.
     “Trustee” shall mean the trustee with respect to the Securities under the Indenture.
     “Underwriter” shall have the meaning set forth in Section 3(e) hereof.
     “Underwritten Offering” shall mean an offering in which Registrable Securities are sold to an Underwriter for reoffering to the public.
     2. Registration Under the Securities Act. (a) To the extent not prohibited by any applicable law or applicable interpretations of the Staff, the Companies and the Guarantors shall use commercially reasonable efforts to (i) cause to be filed an Exchange Offer Registration Statement covering an offer by the Companies to the Holders to exchange all the Registrable Securities for Exchange Securities not later than March 31, 2011 (the “Exchange Offer Filing Deadline”), (ii) have such Registration Statement remain effective until 90 days after the last Exchange Date for use by one or more Participating Broker-Dealers, in accordance with Section 4 below, (iii) commence the Exchange Offer as soon as reasonably practicable after the Exchange Offer Registration Statement is declared effective by the SEC and (iv) complete the Exchange Offer not later than 90 days after the Exchange Offer Filing Deadline (such date, the “Exchange Offer Completion Date”).

     The Companies and the Guarantors shall commence the Exchange Offer by mailing the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:
(i)	that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not properly withdrawn will be accepted for exchange;

(ii)	the dates of acceptance for exchange (which shall be a period of at least 20 Business Days and not more than 40 Business Days, or longer if required by applicable law, from the date such notice is mailed) (the “Exchange Dates”);

(iii)	that any Registrable Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement, except as otherwise specified herein;

(iv)	that any Holder electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to (A) surrender such Registrable Security, together with the appropriate letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) and in the manner specified in the notice, or (B) effect such exchange otherwise in compliance with the applicable procedures of the depositary for such Registrable Security, in each case prior to the close of business on the last Exchange Date; and

(v)	that any Holder will be entitled to withdraw its election, not later than the close of business (New York City time) on the last Exchange Date, by (A) sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such Securities exchanged or (B) effecting such withdrawal in compliance with the applicable procedures of the depositary for the Registrable Securities.
     As a condition to participating in the Exchange Offer, a Holder will be required to represent to the Companies and the Guarantors that (i) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (ii) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act, (iii) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Companies or any Guarantor and (iv) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities, then such Holder will deliver a Prospectus (or, to the extent permitted by law, make available a Prospectus to purchasers) in connection with any resale of such Exchange Securities.
     As soon as practicable after the last Exchange Date, the Companies and the Guarantors shall:
(i)	accept for exchange Registrable Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and

(ii)	deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Companies and issue, and cause the

Trustee to promptly authenticate and deliver to each Holder, Exchange Securities equal in principal amount to the principal amount of the Registrable Securities tendered by such Holder.
     Interest on each Exchange Security will accrue (i) from the latter of (a) the last interest payment date on which interest was paid on the Securities surrendered in exchange therefore, or (b) if the Exchange Security is surrendered for exchange on a date in a period that includes the record date for an interest payment to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (ii) if no interest has been paid on the Securities, from the date of original issuance of the Securities on the date hereof.
     The Companies and the Guarantors shall use commercially reasonable efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate any applicable law or applicable interpretations of the Staff.
     (b) In the event that (i) the Companies and the Guarantors determine that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be completed as soon as practicable after the last Exchange Date because it would violate any applicable law or applicable interpretations of the Staff, (ii) the Exchange Offer is not for any other reason completed by the Target Registration Date or (iii) upon receipt of a written request (a “Shelf Request”) from any Initial Purchaser representing that it holds Registrable Securities that are or were ineligible to be exchanged in the Exchange Offer, the Companies and the Guarantors shall use commercially reasonable efforts to cause to be filed as soon as practicable after such determination, date or Shelf Request, as the case may be, a Shelf Registration Statement providing for the sale of all the Registrable Securities by the Holders thereof and to have such Shelf Registration Statement become effective; provided that no such Shelf Registration Statement shall be required to the extent the Registrable Securities have been sold pursuant to Rule 144 of the Securities Act or have become freely tradable by Persons other than “affiliates” (as defined in Rule 144 of the Securities Act) of the Company pursuant to Rule 144 of the Securities Act, in each case, under circumstances in which any legend borne by the Securities relating to restrictions on transferability thereof is removed, the Securities do not bear a restricted CUSIP number and such Securities are eligible to be sold pursuant to Rule 144 of the Securities Act, or any successor provision, of the Securities Act.
     In the event that the Companies and the Guarantors are requested to file a Shelf Registration Statement pursuant to clause (iii) of the preceding sentence, the Companies and the Guarantors shall use commercially reasonable efforts to file and have become effective both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by the Initial Purchasers after completion of the Exchange Offer.
     The Companies and the Guarantors agree to use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until (i) the first anniversary date of the Shelf Registration Statement or (ii) such time as all of the Securities cease to be outstanding or have either been (A) sold or otherwise transferred pursuant to an effective registration statement or (B) sold pursuant to Rule 144 under the Securities Act or have become freely tradable by Persons other than “affiliates” (as defined in Rule 144 of the Securities Act) of the Company pursuant to Rule 144 of the Securities Act, in each case, under circumstances in which any legend borne by the Securities relating to restrictions on transferability thereof is removed, the Securities do not bear a restricted CUSIP number and such Securities are eligible to be sold pursuant to Rule 144, or any successor provision, of the Securities Act (the “Shelf Effectiveness Period”). The Companies and the Guarantors further agree to supplement or amend the Shelf Registration Statement and the related Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Companies for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder or if reasonably requested by a Holder of Registrable Securities with respect to information relating to such Holder, and to use commercially reasonable efforts to cause any such amendment to become effective, if required, and such Shelf Registration Statement and Prospectus to become usable as soon as thereafter practicable. The Companies and the Guarantors agree to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.
     (c) The Companies and the Guarantors shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or Section 2(b) hereof. Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.
     (d) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC. A Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC or is automatically effective upon filing with the SEC as provided by Rule 462 under the Securities Act.
     In the event that either the Exchange Offer is not completed or the Shelf Registration Statement, if required pursuant to Section 2(b)(i) or 2(b)(ii) hereof, has not become effective on or prior to the Exchange Offer Completion Date, the interest rate on the Registrable Securities will be increased by (i) 0.25% per annum for the first 90-day period immediately following the Target Registration Date and (ii) an additional 0.25% per annum with respect to each subsequent 90 day period thereafter, in each case until the Exchange Offer is completed or the Shelf Registration Statement, if required hereby, becomes effective, or is no longer required, up to a maximum increase of 0.50% per annum. In the event that the Companies receive a Shelf Request pursuant to Section 2(b)(iii), and the Shelf Registration Statement required to be filed thereby has not become effective by 90 days after delivery of such Shelf Request (such later date, the “Shelf Additional Interest Date”), then the interest rate on the Registrable Securities will be increased by (i) 0.25% per annum for the first 90 day period payable commencing from one day after the Shelf Additional Interest Date and (ii) an additional 0.25% per annum with respect to each subsequent 90 day period thereafter, in each case until the Shelf Registration Statement becomes effective, or is no longer required, up to a maximum increase of 0.50% per annum.
     If the Shelf Registration Statement, if required hereby, has become effective and thereafter either ceases to be effective or the Prospectus contained therein ceases to be usable, in each case whether or not permitted by this Agreement, at any time during the Shelf Effectiveness Period, and such failure to remain effective or usable exists for more than 30 days (whether or not consecutive) in any 12-month period, then the interest rate on the Registrable Securities will be increased by (i) 0.25% per annum for the first 90 day period commencing on the 31st day in such 12-month period that such Shelf Registration Statement ceases to be effective or the Prospectus contained therein ceases to be usable and (ii) an additional 0.25% per annum with respect to each subsequent 90 day period thereafter, in each case until the Shelf Registration Statement has again become effective or the Prospectus again becomes usable, up to a maximum increase of 0.50% per annum.
     (f) The Companies represent, warrant and covenant that they (including their agents and representatives) will not prepare, make, use, authorize, approve or refer to any Free Writing Prospectus.

     3. Registration Procedures.
     (a) In connection with their obligations pursuant to Section 2(a) and Section 2(b) hereof, the Companies and the Guarantors shall, within the time periods specified in Section 2:
(i)	use commercially reasonable efforts to prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (x) shall be selected by the Companies and the Guarantors, (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;

(ii)	use commercially reasonable efforts to prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

(iii)	in the case of a Shelf Registration, use commercially reasonable efforts to furnish to each Holder of Registrable Securities, to counsel for the Initial Purchasers, to counsel for such Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus or preliminary prospectus, and any amendment or supplement thereto, as such Holder, counsel or Underwriters may reasonably request in order to facilitate the sale or other disposition of the Registrable Securities thereunder; and the Companies and the Guarantors consent to the use of such Prospectus, preliminary prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus, preliminary prospectus or any amendment or supplement thereto in accordance with applicable law;

(iv)	use commercially reasonable efforts to register or qualify the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC; cooperate with such Holders in connection with any filings required to be made with FINRA; and do any and all other acts and things that may be reasonably necessary or advisable to enable each Holder to complete the disposition in each such jurisdiction of the Registrable Securities owned by such Holder; provided that neither the Companies nor any Guarantor shall be required to (1) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (2) file any general consent to service of process in any such jurisdiction or (3) subject itself to taxation in any such jurisdiction if it is not so subject;

(v)	notify counsel for the Initial Purchasers and, in the case of a Shelf Registration, notify each Holder of Registrable Securities and counsel for such Holders promptly and, if requested by any such Holder or counsel, confirm such advice in writing (1) when a Registration Statement has become effective, when any post-effective amendment thereto has been filed and becomes effective and when any amendment or supplement to the Prospectus has been filed, (2) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement or Prospectus or for additional information after the Registration Statement has become effective, (3) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Companies of any notice of objection of the SEC to the use of a Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (4) if, between the applicable effective date of a Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Companies or any Guarantor contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such Registrable Securities cease to be true and correct in all material respects or if the Companies or any Guarantor receive any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (5) of the happening of any event during the period a Registration Statement is effective that makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and (6) of any determination by the Companies or any Guarantor that a post-effective amendment to a Registration Statement or any amendment or supplement to the Prospectus would be appropriate;

(vi)	use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or, in the case of a Shelf Registration, the resolution of any objection of the SEC pursuant to Rule 401(g)(2), including by filing an amendment to such Shelf Registration Statement on the proper form, at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order or such resolution;

(vii)	in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested);

(viii)	in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and registered in such names (consistent with the provisions of the Indenture) as such selling Holders may reasonably request at least one Business Day prior to the closing of any sale of Registrable Securities;

(ix)	in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(a)(v)(5) hereof, use commercially reasonable efforts to prepare and file with the SEC a supplement or post-effective amendment to such Shelf Registration Statement or any related Prospectus or Issuer Free Writing Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered (or, to the extent permitted by law, made available) to purchasers of the Registrable Securities, such Prospectus or Issuer Free Writing Prospectus will cease to have the identified deficiencies and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Companies and the Guarantors shall notify the Holders of Registrable Securities to suspend use of the Prospectus or Issuer Free Writing Prospectus as promptly as practicable after the occurrence of such an event, and such Holders hereby agree to suspend use of the Prospectus or Issuer Free Writing Prospectus until the Companies and the Guarantors have amended or supplemented the Prospectus or Issuer Free Writing Prospectus to correct such misstatement or omission;

(x)	a reasonable time prior to the filing of any Registration Statement, any Prospectus, any Issuer Free Writing Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or Issuer Free Writing Prospectus or of any document that is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, to the Holders of Registrable Securities and their counsel) and make such of the representatives of the Companies and the Guarantors as shall be reasonably requested by the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities or their counsel) available for discussion of such document; and the Companies and the Guarantors shall not, at any time after initial filing of a Registration Statement, use or file any Prospectus, any Issuer Free Writing Prospectus, any amendment of or supplement to a Registration Statement or a Prospectus, or any document that is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities and their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities or their counsel) shall reasonably object within five Business Days after the receipt thereof;

(xi)	obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the initial effective date of a Registration Statement;

(xii)	cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use commercially reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(xiii)	in the case of a Shelf Registration, make available for inspection by one representative of the Holders of the Registrable Securities (an “Inspector”), any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, any attorneys and accountants designated by a majority of the Holders of Registrable Securities to be included in such Shelf Registration and any attorneys and accountants designated by such Underwriter, at reasonable times and in a reasonable manner, all pertinent financial and other records, pertinent documents and properties of the Companies, the Guarantors and their respective subsidiaries, and cause the respective officers, directors and employees of the Companies and the Guarantors to supply all information reasonably requested by any such Inspector, Underwriter, attorney or accountant in connection with a Shelf Registration Statement; provided that the foregoing inspection and information gathering shall be coordinated on behalf of the Holders by the Inspector and on behalf of the other parties, by one counsel designated by and on behalf of the Holders by a majority of Holders of Registrable Securities; provided, further, that if any such information is identified by the Companies or any Guarantor as being confidential or proprietary, each Person receiving such information shall take such actions necessary to protect the confidentiality of such information unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the general public or through a third party without an accompanying obligation of confidentiality;

(xiv)	if reasonably requested by any Holder of Registrable Securities covered by a Shelf Registration Statement, promptly include in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Companies have received notification of the matters to be so included in such filing;

(xv)	in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by a majority of the Holders) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an Underwritten Offering and in such connection, (1) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Securities with respect to the business of the Companies, the Guarantors and their respective subsidiaries and the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (2) obtain opinions of counsel to the Companies and the Guarantors (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (3) obtain “comfort” letters from the independent certified public accountants of the Companies and the Guarantors (and, if necessary, any other certified public accountant of any subsidiary of the Companies or any Guarantor, or of any business acquired by the Companies or any Guarantor for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder (to the extent permitted by applicable professional standards) and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings and (4) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Companies and the Guarantors made pursuant to clause (1) above and to evidence compliance with any customary conditions contained in an underwriting agreement; and

(xvi)	prior to the completion of the Exchange Offer, or, in the case of a Shelf Registration Statement, prior to the date on which such Shelf Registration Statement is declared effective, and so long as any Registrable Securities remain outstanding, cause each Additional Guarantor upon the creation or acquisition by Nationstar or its subsidiaries of such Additional Guarantor, to execute a counterpart to this Agreement in the form attached hereto as Annex A and to deliver such counterpart to the Initial Purchasers no later than five Business Days following the execution thereof.
     (b) In the case of a Shelf Registration Statement, the Companies may require each Holder of Registrable Securities to furnish to the Companies such information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities as the Companies and the Guarantors may from time to time reasonably request in writing.
     (c) In the case of a Shelf Registration Statement, each Holder of Registrable Securities covered in such Shelf Registration Statement agrees that, upon receipt of any notice from the Companies and the Guarantors of the happening of any event of the kind described in Section 3(a)(v)(3) or 3(a)(v)(5) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus contemplated by Section 3(a)(ix) hereof and, if so directed by the Companies and the Guarantors, such Holder will deliver to the Companies and the Guarantors all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus and any Issuer Free Writing Prospectuses covering such Registrable Securities that are current at the time of receipt of such notice.
     (d) If the Companies and the Guarantors shall give any notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement, the Companies and the Guarantors shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders of such Registrable Securities shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions. The Companies and the Guarantors may give any such notice of such suspension that does not exceed 45 days in any three- month period or 120 days in any 12-month period.
     (e) The Holders of Registrable Securities covered by a Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment bank or investment banks and manager or managers (each, an “Underwriter”) that will administer the offering will be selected by the Holders of a majority in principal amount of the Registrable Securities included in such offering.
     4. Participation of Broker-Dealers in Exchange Offer.
     (a) The Staff has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.
     The Companies and the Guarantors understand that it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers (or, to the extent permitted by law, made available to purchasers) to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.
     (b) In light of the above, and notwithstanding the other provisions of this Agreement, the Companies and the Guarantors agree that, for a period of 90 days after the last Exchange Date (as such period may be extended pursuant to Section 3(d) of this Agreement), the Companies and the Guarantors shall promptly send additional copies of any Prospectus and any amendment or supplement to such Prospectus to any Participating Broker-Dealers requesting such documents in an appropriate letter of transmittal and any Participating Broker-Dealers shall be authorized to deliver such Prospectus (or, to the extent permitted by law, make available) during such period in connection with the resales contemplated by this Section 4.
     (c) The Initial Purchasers shall have no liability to the Companies, any Guarantor or any Holder with respect to any request that they may make pursuant to Section 4(b) above.
     5. Indemnification and Contribution.
     (a) The Companies and each Guarantor, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser and each Holder, their respective affiliates, directors and officers and each Person, if any, who controls any Initial Purchaser or any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or is under common control with, or is controlled by, an Initial Purchaser or Holder, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred by the Initial Purchasers, any Holder, any such director or officer or any such controlling or affiliated Person in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement pursuant to which Exchange Securities or Registrable Securities were registered or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus or any Issuer Free Writing Prospectus, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information provided by any Initial Purchaser or Holder expressly for use therein. In connection with any Underwritten Offering permitted by Section 3, the Companies and the Guarantors, jointly and severally, will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their respective affiliates and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement, any Prospectus or any Issuer Free Writing Prospectus.
     (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Companies, the Guarantors, the Initial Purchasers and the other selling Holders, the managers or directors, as applicable, of the Companies and the Guarantors, each officer of the Companies and the Guarantors who signed the Registration Statement and each Person, if any, who controls the Companies, the Guarantors, any Initial Purchaser and any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Companies in writing by such Holder expressly for use in any Registration Statement, any Prospectus or any Issuer Free Writing Prospectus.
     (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such Person (the “Indemnified Person”) shall promptly notify the Person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm (x) if designated for one or more Initial Purchasers or affiliates, directors, officers or control Persons of one or more Initial Purchasers shall be designated in writing by the Representatives unless such representation is to include Holders that are not Initial Purchasers, (y) if designated for one or more Holders or directors, officers or control Persons of any Holder, in each case including one or more Holders other than Initial Purchasers, shall be designated in writing by a majority of the Holders to be represented and (z) in all other cases shall be designated in writing by the Companies. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there is a final non-appealable judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
     (d) If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Companies and the Guarantors from the offering of the Securities and the Exchange Securities, on the one hand, and by the Holders from receiving Securities or Exchange Securities registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Companies and the Guarantors on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Companies and the Guarantors on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Companies and the Guarantors or by the applicable Holders, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (e) The Companies, the Guarantors and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 5, in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the Securities or Exchange Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
     (f) The Holders’ obligations to contribute pursuant to this Section 5 are several and not joint.
     (g) The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.
     (h) The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or any Holder or any Person controlling any Initial Purchaser or any Holder, or by or on behalf of the Companies or the Guarantors or the officers or directors of or any Person controlling the Companies or the Guarantors, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

     6. General.
     (a) No Inconsistent Agreements. The Companies and the Guarantors represent, warrant and agree that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Companies or any Guarantor under any other agreement and (ii) neither the Companies nor any Guarantor has entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.
     (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Companies and the Guarantors have obtained the written consent of a majority of the Holders affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(b) shall be by a writing executed by each of the parties hereto.
     (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Companies by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchasers, the addresses set forth in the Purchase Agreement; (ii) if to the Companies and the Guarantors, initially at the Companies’ address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c); and (iii) to such other persons at their respective addresses as provided in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if transmitted by facsimile; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery. Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture
     (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Companies or the Guarantors with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.
     (e) Third Party Beneficiaries. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Companies and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

     (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     (g) Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.
     (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the federal and state courts located in New York County, New York, including the United States District Court for the Southern District of New York, in connection with any claim brought with respect to this Agreement or related matter and waives any right to claim such forum would be inappropriate, including concepts of forum non conveniens.
     (i) Waiver of Jury Trial. Each of the Companies, the Guarantors and each of the Initial Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     (j) Entire Agreement; Severability. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement or the application thereof in any circumstance is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Companies, the Guarantors and the Initial Purchasers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.
     (k) Free Writing Prospectuses. Each Holder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Registrable Securities without the prior express written consent of the Companies. Any such Free Writing Prospectus consented to by the Companies is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Companies represent and agree that they have treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, including in respect of timely filing with the SEC, legends and record-keeping.
     (l) Majorities. Any reference herein to a majority of Holders shall be deemed to refer to a majority of the relevant aggregate principal amount of the outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specific percentage of Registrable Securities is required hereunder, any Registrable Securities owned by the Companies or any of their affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the required majority.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Nationstar Mortgage LLC
By	/s/ Jesse K. Bray
	Name:	Jesse K. Bray
	Title:	CFO

Nationstar Capital Corporation
By	/s/ Jesse K. Bray
	Name:	Jesse K. Bray
	Title:	CFO

Centex Land Vista Ridge Lewisville III
     General Partner, LLC
Harwood Service Company LLC
Harwood Insurance Services, LLC
Harwood Service Company of Georgia, LLC
Harwood Service Company of New Jersey, LLC
Homeselect Settlement Solutions, LLC
Nationstar 2009 Equity Corporation
Nationstar Equity Corporation
Nationstar Industrial Loan Company
Nationstar Industrial Loan Corporation

By	/s/ Jesse K. Bray
	Name:	Jesse K. Bray
	Title:	CFO

Centex Land Vista Ridge Lewisville III, L.P.
By:	Centex Land Vista Ridge Lewisville III
General Partner, LLC,
its General Partner

By	/s/ Jesse K. Bray
	Name:	Jesse K. Bray
	Title:	CFO

Confirmed and accepted as of the date first above written:

Barclays Capital Inc.
By	/s/ Jean-François G. Astier
	Name:	Jean-François G. Astier
	Title:	Managing Director

Banc of America Securities LLC
By	/s/ Adam Cady
	Name:	Adam Cady
	Title:	Managing Director

Deutsche Bank Securities Inc.
By	/s/ Alexandra Barth
	Name:	Alexandra Barth
	Title:	Managing Director

By	/s/ Frank Fazio
	Name:	Frank Fazio
	Title:	Managing Director

RBS Securities Inc.
By	/s/ Michael F. Newcomb II
	Name:	Michael F. Newcomb II
	Title:	Managing Director

Each for itself and as Representatives of the other Initial Purchasers named in Schedule I hereto

Schedule 1
Guarantors
Centex Land Vista Ridge Lewisville III General Partner, LLC
Centex Land Vista Ridge Lewisville III, L.P.
Harwood Service Company LLC
Harwood Insurance Services, LLC
Harwood Service Company of Georgia, LLC
Harwood Service Company of New Jersey, LLC
Homeselect Settlement Solutions, LLC
Nationstar 2009 Equity Corporation
Nationstar Equity Corporation
Nationstar Industrial Loan Company
Nationstar Industrial Loan Corporation
Schedule 1

Schedule 2
Initial Purchasers
Barclays Capital Inc.
Banc of America Securities LLC
Deutsche Bank Securities Inc.
RBS Securities Inc.
Schedule 2

Annex A
Counterpart to Registration Rights Agreement
     The undersigned hereby absolutely, unconditionally and irrevocably agrees as a Guarantor (as defined in the Registration Rights Agreement, dated as of March 26, 2010 by and among the Companies, the guarantors party thereto and Barclays Capital Inc., Banc of America Securities LLC and Deutsche Bank Securities Inc., on behalf of themselves and the other Initial Purchaser) to be bound by the terms and provisions of such Registration Rights Agreement.
     IN WITNESS WHEREOF, the undersigned has executed this counterpart as of                     .

[GUARANTOR NAME]

By:
Name:
Title:
Annex A